EXHIBIT 10.36

                             COINMACH HOLDINGS, LLC
                        MANAGEMENT CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of March 5, 2003, by and between Coinmach Holdings, LLC, a Delaware limited liability company (the "Company"), and Michael E. Stanky ("Management Stockholder"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

         WHEREAS,   Coinmach  Laundry   Corporation,   a  Delaware   corporation
("Coinmach Laundry"), will be a wholly-owned subsidiary of the Company on the Closing Date;

         WHEREAS,  Coinmach  Corporation,   a  Delaware  corporation  ("Coinmach
Corporation"), is a wholly-owned subsidiary of Coinmach Laundry;


         WHEREAS, Appliance Warehouse of America, Inc., a Delaware corporation ("Appliance Warehouse"), was formed as a wholly-owned subsidiary of Coinmach Corporation;

         WHEREAS, Management Stockholder is a senior executive of the Company or one of the Company's Subsidiaries;

         WHEREAS, Management Stockholder acquired shares of common stock, par value $.01 per share, of Coinmach Laundry (the "Non-EPP Common Stock") in connection with Coinmach Laundry's going-private transaction in July of 2000;

         WHEREAS, Management Stockholder also acquired shares of Class B2 Preferred Stock, par value $.01 per share, of Coinmach Laundry (the "Non-EPP Preferred Stock") in connection with Coinmach Laundry's going-private transaction in July of 2000;

         WHEREAS, in connection with Coinmach Laundry's equity participation program (the "CLC Equity Participation Program"), Management Stockholder also acquired shares of common stock, par value $.01 per share, of Coinmach Laundry (the "EPP Common Stock" and, together with the Non-EPP Common Stock, the "CLC Common Stock") pursuant to the Coinmach Laundry Corporation Equity Participation Program Restricted Common Stock Purchase Agreement, dated as of December 17, 2000, by and between Management Stockholder and Coinmach Laundry (the "CLC Common Equity Purchase Agreement");

         WHEREAS, in connection with the CLC Equity Participation Program, Management Stockholder also acquired shares of Class B2 Preferred Stock, par value $.01 per share, of Coinmach Laundry (the "EPP Preferred Stock" and, together with the Non-EPP Preferred Stock, the "CLC Preferred Stock") pursuant to the Coinmach Laundry Corporation Senior Management Restricted Preferred Stock Purchase Agreement, dated as of December 17, 2000, by and between Management Stockholder and Coinmach Laundry (the "CLC Preferred Equity Purchase Agreement" and together with the CLC Common Equity Purchase Agreement, the "CLC Equity Purchase Agreements");

         WHEREAS, Management Stockholder and Coinmach Laundry desire to terminate the CLC Equity Purchase Agreements and enter into this Agreement, which shall contain substantially similar terms as the CLC Equity Purchase Agreements;

         WHEREAS, in connection with the CLC Equity Participation Program, Management Stockholder agreed to assign all of the issued and outstanding shares of EPP Common Stock owned by Management Stockholder to Coinmach Laundry pursuant to the Senior Management Stock Assignment, dated as of December 17, 2000 (the "CLC Stock Assignment");

         WHEREAS, Management Stockholder desires to replace such CLC Stock Assignment with an undated instrument of transfer containing customary terms and conditions of transfer in respect of the securities of the Company received in exchange for the Contributed Stock (the "Instrument of Transfer");

         WHEREAS, in connection with the purchase of EPP Common Stock under the CLC Equity Participation Program, Management Stockholder entered into the Senior Management Promissory Note, dated as of December 17, 2000 (the "CLC Promissory Note"), in favor of Coinmach Laundry;

         WHEREAS, Management Stockholder desires to amend and restate the CLC Promissory Note as set forth in the Amended and Restated Promissory Note, dated as of the Closing Date (the "Amended CLC Promissory Note"), with substantially similar terms as the CLC Promissory Note;

         WHEREAS, in connection with the CLC Equity Participation Program, Management Stockholder entered into the Senior Management Security Agreement, dated as of December 17, 2000, by and among Management Stockholder, Coinmach Laundry and the secretary of Coinmach Laundry (the "CLC Security Agreement");

         WHEREAS, Management Stockholder desires to amend and restate the CLC Security Agreement as set forth in the Amended and Restated Security Agreement, dated as of the Closing Date (the "Amended CLC Security Agreement," and together with the Instrument of Transfer and the Amended CLC Promissory Note, the "Amended EPP Documents");

         WHEREAS, on or prior to the date hereof, (i) Coinmach Corporation declared and paid a dividend on its issued and outstanding shares of common stock, par value $.01 per share, payable in shares of common stock, par value $.01 per share, of Appliance Warehouse (the "AWA Common Stock"), and (ii) Coinmach Laundry authorized the declaration of a dividend (the "AWA Common Stock Dividend") on its issued and outstanding shares of CLC Common Stock in shares of AWA Common Stock;

         WHEREAS, the AWA Common Stock Dividend is payable on the Closing Date to holders of record of CLC Common Stock as of the Closing Date;

         WHEREAS, Management Stockholder desires to contribute to the Company, and the Company desires to acquire from Management Stockholder, all of (i) the CLC Common Stock, (ii) the AWA Common Stock (by Management Stockholder's assignment of its right to receive the AWA Common Stock Dividend), and (iii) the CLC Preferred Stock (the CLC Preferred

Stock, the CLC Common Stock and the AWA Common Stock being referred to collectively herein as the "Contributed Stock"), owned (or with respect to which Management Stockholder has the right to receive), directly or indirectly, by Management Stockholder and listed on Schedule A attached hereto, in exchange for Common Units and Class C Preferred Units of the Company in the amounts set forth on Schedule A attached hereto.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         Section 1. Contribution; Issuance and Vesting of Common Units and Issuance of Class C Preferred Units; Consent to Dividend.

         1.1 Authorization of Common Units and Preferred Units. The Company hereby authorizes the issuance to Management Stockholder of 2,058,122 Common Units and 367.54 Class C Preferred Units.

         1.2 Contribution of Contributed Stock and Issuance of Common Units and Class C Preferred Units. At the Closing (as defined in Section 1.5 below), subject to the terms and conditions set forth herein, Management Stockholder shall contribute the CLC Common Stock and the CLC Preferred Stock and assign all of its right, title and interest in and to the AWA Common Stock Dividend, to the Company (the "Management Stock Contribution"), and the Company shall issue to Management Stockholder the number of Common Units and Class C Preferred Units listed on Schedule A attached hereto in exchange therefor. The Company and Management Stockholder agree that (i) the fair value of the Common Units received in exchange for the contributed CLC Common Stock and the AWA Common Stock is equal to the fair value of the CLC Common Stock and the AWA Common Stock contributed by Management Stockholder for the Common Units as set forth on Schedule A, (ii) the fair value of the Class C Preferred Units received in exchange for the contributed CLC Preferred Stock is equal to the fair value of the CLC Preferred Stock contributed by Management Stockholder for the Class C Preferred Units as set forth on Schedule A, (iii) the consideration given by Management Stockholder is a tax free contribution of property to a partnership pursuant to Code ss.721, and (iv) each party shall prepare or cause to be prepared their tax returns in accordance with clauses (i) through (iii) above. The parties hereto hereby acknowledge and agree that upon delivery of the Dividend Payment Notice to Coinmach Laundry pursuant to Section 2.5 hereof, the Company shall be entitled to receive all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend without any further action required to be taken by any party hereto or otherwise (except as otherwise provided in this Section 1.2).

         1.3 Vesting of Common Units. The Management Stock Contribution shall include both the Vested Shares and Unvested Shares of EPP Common Stock held by Management Stockholder under the CLC Common Equity Purchase Agreement. Management Stockholder shall receive from the Company at the Closing a number of Common Units representing the number of Vested Shares of EPP Common Stock held by Management Stockholder under the CLC Common Equity Purchase Agreement on the date of the Closing (together with the other Common Units, the "Vested Common

Units") and a number of Common Units representing the number of Unvested Shares of EPP Common Stock held by Management Stockholder under the CLC Common Equity Purchase Agreement on the date of the Closing (the "Unvested Common Units"). 1,719,741 of the Common Units held by Management Stockholder set forth on Schedule A shall be subject to the following vesting schedule (expressed as a percentage of 1,719,741 Common Units):

       --------------------- ----------------------------------------------
            INSTALLMENT           VESTING DATE APPLICABLE TO INSTALLMENT
       --------------------- ----------------------------------------------
                20%                          December 17, 2000
                20%                          December 17, 2001
                20%                          December 17, 2002
                20%                          December 17, 2003
                20%                          December 17, 2004
       --------------------- ----------------------------------------------


         1.4 No Voting Rights. Except as otherwise provided for in the LLC Agreement, Management Stockholder shall have no voting rights with respect to the Unvested Common Units.

         1.5 Closing. The closing of the Management Stock Contribution and the issuance of the Common Units and Class C Preferred Units (the "Closing") shall take place at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019 at 10:00 a.m. on the Closing Date, or at such other place designated by the Company.

         1.6 Consent to Dividend. Management Stockholder hereby consents and agrees to the declaration and payment of the AWA Common Stock Dividend by Coinmach Laundry prior to the payment of any dividend or other distribution on such Management Stockholder's CLC Preferred Stock to which such Management Stockholder may be entitled and expressly agrees, solely in his capacity as a holder of CLC Preferred Stock, that such Management Stockholder shall not be entitled to be paid any dividends on its CLC Preferred Stock, including the AWA Common Stock Dividend, as a condition to the payment of such AWA Common Stock Dividend.

         Section 2. Conditions to Closing. The Company's obligation to issue the Common Units and Class C Preferred Units to Management Stockholder in connection with the Management Stock Contribution is subject to the satisfaction as of the Closing of the following conditions:

         2.1 Limited Liability Company Agreement. Management Stockholder shall have entered into the LLC Agreement on the Closing Date and shall have executed and delivered a counterpart signature page thereto. The LLC Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Agreement shall not be in breach of any of the terms thereof.

         2.2 Registration Agreement. Management Stockholder shall have entered into the Company's registration agreement (the "LLC Registration Agreement") on the Closing Date and shall have executed and delivered to the Company a counterpart signature page thereto. The LLC Registration Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Registration Agreement shall not be in breach of any of the terms thereof.

         2.3  Securityholders  Agreement.   Management  Stockholder  shall  have
entered into the Company's securityholders agreement (the "LLC Securityholders Agreement") on the Closing

Date and shall have executed and delivered to the Company a counterpart signature page thereto. The LLC Securityholders Agreement shall be in full force and effect as of the Closing, and the parties to the LLC Securityholders Agreement shall not be in breach of any of the terms thereof.

         2.4 Amended EPP Documents. Management Stockholder shall have entered into each of the Amended EPP Documents on the Closing Date and shall have executed and delivered to the Company a counterpart signature page thereto.

         2.5 Delivery of Dividend Payment Notice. Management Stockholder shall have delivered to Coinmach Laundry written notice substantially in the form attached hereto as Exhibit A (the "Dividend Payment Notice"), directing and authorizing Coinmach Laundry to pay to the Company on the Closing Date all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend. The Dividend Payment Notice is hereby deemed to evidence the assignment by Management Stockholder of its right to receive the AWA Common Stock Dividend pursuant to Section 1.2 hereof.

         Section 3.  Repurchase Option.

         3.1 In the event Management Stockholder violates Section 3(a) of the Employment Agreement (a "Noncompete Breach"), or in the event Management Stockholder's employment by the Company and its Subsidiaries terminates for any reason (a "Termination"), the Restricted Securities (whether held by Management Stockholder or one or more of Management Stockholder's transferees, other than the Company or GTCR) will be subject to repurchase by the Company first, the Other Senior Managers second and the Investors third pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option").

         3.2 If the Repurchase Option becomes exercisable because of a Noncompete Breach or a Termination resulting from Coinmach Corporation's termination of Management Stockholder's employment for Cause, then, the purchase price for each Restricted Security will be the lower of (i) Management Stockholder's Original Cost for such Unit and (ii) the Fair Market Value of such Unit on the Date of Termination. If Management Stockholder's employment terminates other than as described in the preceding sentence, the purchase price for each (y) Restricted Security (other than an Unvested Common Unit) shall be the Fair Market Value of such Unit and (z) Unvested Common Unit shall be Management Stockholder's Original Cost for such Unit, in each instance as of the date of the related Repurchase Notice or Investor Notice (as hereinafter defined), as the case may be.

         3.3 The Company may, at the option of the Board, elect to purchase all or any portion of the Restricted Securities from time to time by delivering written notice (the "Repurchase Notice") to the Other Senior Managers, the Investors and the holder or holders of such Restricted Securities from time to time during the 180 days after the Noncompete Breach or Termination, as the case may be. The Repurchase Notice will set forth the number of Restricted Securities, including the number of Unvested Common Units and Vested Common Units, to be acquired from the recipient holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

         3.4 If for any reason the Company has not elected to purchase all of the Restricted Securities pursuant to the Repurchase Option, the Other Senior Managers shall be entitled to exercise the Repurchase Option for any or all of the Restricted Securities, including the Unvested Common Units and the Vested Common Units, the Company has not elected to purchase (the "Available Units"), by giving written notice to the Company and the holder(s) of the Available Units to be repurchased during the 30 days after the date of delivery to the Other Senior Managers of the Repurchase Notice (the "Management Repurchase Notice") setting forth the number of Available Units each Other Senior Manager is willing to purchase. If the Other Senior Managers elect to purchase an aggregate number of Units greater than the number of Available Units, the Available Units shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify the holder(s) of the Available Units and the Investors as to the number of Units being purchased from such holder(s) by the Other Senior Managers (the "Supplemental Management Repurchase Notice"). At the time the Company delivers the Supplemental
Management Repurchase Notice to the holder(s) of the Available Units, the Company shall also deliver written notice to each Other Senior Manager and the Investors setting forth the number of Units such Other Senior Manager is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction and, in the notice to the Investors, a statement of the number, type and purchase price of Available Units available for purchase by the Investors.

         3.5 If for any reason the Other Senior Managers have elected not to purchase any or all of the Available Units pursuant to Section 3.4 above, the Investors may elect to purchase any or all of the Available Units not purchased by the Other Senior Managers by giving written notice to the Company and the holder(s) of the Available Units to be repurchased within 30 days after the date of delivery to the Investors of the Supplemental Management Repurchase Notice (the "Investor Repurchase Notice") setting forth the number of Available Units the Investors are willing to purchase. If the Investors elect to purchase an aggregate number greater than the number of Available Units, the Available Units shall be allocated among the Investors pro rata based upon the number of Common Units owned by each Investor on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Available Units as to the number of Units being purchased from such holder by the Investors (the "Supplemental Investor Repurchase Notice"). At the time the Company delivers the Supplemental Investor Repurchase Notice to the holder(s) of Available Units, the Company shall also deliver written notice to each Investor setting forth the number of Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

         3.6 Each closing of the purchase of the Restricted Securities pursuant to the Repurchase Option shall take place on the date designated by the Company, the Other Senior Managers or the Investors in the related Repurchase Notice, Management Repurchase Notice, or Investor Repurchase Notice, as the case may be, but in any event not later than 270 days after the date of the Noncompete Breach or Termination. At such closing, Management Stockholder shall deliver to the Company, the Other Senior Managers and/or the Investors, certificates representing the Restricted Securities to be repurchased by the Company, the Other Senior Managers and/or the Investors, and the Company, the Other Senior Managers, and/or the Investors, as the case may be, will pay for the Restricted Securities to be purchased pursuant to the Repurchase Option, subject to Section 4.6 hereof and the terms below, on the date of the closing of the Repurchase Option.

         3.7 Any payment made pursuant to this Section 3 shall be payable, at the option of the Company, in cash, by check or with Class A Preferred Units; provided, that if the Company elects to pay Management Stockholder with Class A Preferred Units, upon the request of the Company, Management Stockholder shall enter into documentation with the Company with respect to the issuance of such Class A Preferred Units on terms and conditions reasonably acceptable to the Company. In addition, the Company may pay the total purchase price for such Units by offsetting amounts outstanding under any bona fide debts owed by Management Stockholder to the Company. The Company, the Other Senior Managers and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

         3.8 If within six months following the repurchase of Restricted Securities pursuant to the Repurchase Option under this Section 3, (i) a Sale of the Company or a Public Offering occurs and (ii) the amount received by Management Stockholder for Vested Common Units pursuant to the Repurchase Option is less than the amount that Management Stockholder would have received for such Vested Common Units had the Company not repurchased such Vested Common Units pursuant to the Repurchase Option and had Management Stockholder disposed of such Vested Common Units (or such other securities into which such Vested Common Units may have been exchanged or converted) pursuant to such Sale of the Company or Public Offering, then Management Stockholder shall be entitled to receive the benefit of such higher valuation for the Vested Common Units sold under the Repurchase Option. Subject to Section 4.6 hereof, the excess of (x) the amount which Management Stockholder would have received in such Sale of the Company or Public Offering assuming the sale of his Vested Common Units purchased by exercise of the Repurchase Option in connection with such transaction, over (y) the purchase price of the Vested Common Units paid to Management Stockholder under the Repurchase Option (the "Excess"), shall be paid by the Company (or any designee of the Company), shall be paid by the Company (or any designee of the Company) to Management Stockholder by wire transfer of immediately available funds (to such account designated in writing by Management Stockholder) promptly upon consummation of any such transaction; provided, however, if (i) the repurchase of Restricted Securities under this Section 3 was paid by the Company with Class A Preferred Units and in connection with a Sale of the Company the holders of Class A Preferred Units received consideration other than cash in exchange for such Class A Preferred Units, then the Company may pay the Excess to Management Stockholder in the same form of consideration which the holders of Class A Preferred Units received in such Sale of the Company, or (ii) the repurchase of Restricted Securities under this Section 3 was paid by the Company with Class A Preferred Units and in connection with a Public Offering the Class A Preferred Units were converted into common stock or another form of equity security, then the Company may pay the Excess to Management Stockholder in the form of common stock or such other equity security into which the Class A
Preferred Units were converted in connection with such Public Offering; provided, further, if the repurchase of Restricted Securities under this Section 3 was paid by the Company with Class A Preferred Units and at the time of the Sale of the Company or the Public Offering there were no issued and outstanding Class A Preferred Units other than Class A Preferred Units held by Management Stockholder, then Management

Stockholder shall be paid the Excess by the Company (or any designee of the Company), at the option of the Company, by wire transfer of immediately available funds (to such account designated in writing by Management Stockholder) or in the form of compensation received by the holders of Common Units, in either case promptly upon consummation of any such transaction.

         Section 4.  Restrictions on Transfer.

         4.1 Transfer of Restricted Securities. Management Stockholder shall not, directly or indirectly, transfer, sell, assign, pledge, offer or otherwise dispose of any interest in any Restricted Securities (a "Transfer") except pursuant to (i) Section 3, Section 4.3 or Section 4.4 hereof, (ii) Section 3(a) (participation rights), Section 3(c) (permitted transfers) and Section 5 (sale of the company) of the LLC Securityholders Agreement, or (iii) a Public Sale (clauses (i) through (iii) collectively referred to herein as "Exempt Transfers"). Prior to effecting any Transfer of Restricted Securities (other than (y) to the Company, to any Other Senior Managers or to the Investors or (z) in connection with a Public Sale or Sale of the Company), Management Stockholder shall obtain from each transferee their written agreement to be bound by the provisions of Section 4 of this Agreement for the benefit of the Company, the Other Senior Managers and the Investors.

         4.2 Sale Notice. Prior to making any Transfer (other than an Exempt Transfer), Management Stockholder will give written notice (the "Sale Notice") to the Company, the Other Senior Managers and the Investors. The Sale Notice will disclose in reasonable detail the number of Units to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). Management Stockholder will not consummate any such Transfer until 90 days after the Sale Notice has been given to the Company, the Other Senior Managers and the Investors, unless the parties to the Transfer have been fully determined pursuant to this Section 4.2 and Section 4.3 prior to the expiration of such 90-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

         4.3 First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Restricted Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Management Stockholder, each Other Senior Manager and each Investor within 30 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Restricted Securities to be Transferred, the Other Senior Managers may elect to purchase all (but not less than all) of the Restricted Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Management Stockholder, the Company and the Investors within 60 days after the Sale Notice has been given to the Other Senior Managers. The Other Senior Managers' rights hereunder shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. If the Company and the Other Senior Managers have not elected to purchase all of the Restricted Securities to be Transferred, the Investors may elect to purchase all (but not less than all) of the Restricted Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Management Stockholder, the Company and each Other Senior

Manager within 90 days after the Sale Notice has been given to the Investors. If the Company, the Other Senior Managers or the Investors do not elect to purchase all of the Restricted Securities specified in the Sale Notice, Management Stockholder may Transfer the Restricted Securities specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any Restricted Securities not Transferred within such 30-day period will be subject to the provisions of this Section 4.3 upon subsequent Transfer.

         4.4 Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer of Restricted Securities pursuant to applicable laws of descent and distribution or among such Management Stockholder and such Management Stockholder's Family Members; provided that such restrictions will continue to be applicable to the Restricted Securities after any such Transfer and the transferees of such Restricted Securities have agreed in writing to be bound by the provisions of this Agreement.

         4.5 Legend. The certificates representing the Restricted Securities will bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT CONTRIBUTION AGREEMENT BETWEEN COINMACH HOLDINGS, LLC ("COINMACH") AND MICHAEL E. STANKY, DATED AS OF MARCH 5, 2003. COINMACH MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO COINMACH) SATISFACTORY TO COINMACH, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT COINMACH'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         4.6 Payments. Notwithstanding any other provision to the contrary contained in this Agreement, payments (including, but not limited to, in the form of securities) to be made to Management Stockholder pursuant to this Agreement shall be made only to the extent permitted by the financing arrangements of the Company and its Subsidiaries in effect at the time such payments are required to be made; provided, however, such payments shall be made at such time that they are permitted to be made by such financing arrangements.

         4.7 Opinion. In connection with the Transfer of any Restricted Securities (other than an Exempt Transfer or in connection with a Sale of the Company), the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which, if requested by the Company, shall be accompanied by an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Restricted Securities may be effected without registration of such

Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.5 (but which may bear any applicable contractual restrictions on Transfer).

         Section 5. Representations and Warranties of Management Stockholder. As a material inducement to the Company to enter into this Agreement, Management Stockholder represents and warrants to the Company that:

         5.1 Authorization of Transactions. Management Stockholder has full power and authority to enter into this Agreement and the other agreements contemplated hereby to which Management Stockholder is a party, and to perform Management Stockholder's obligations hereunder and thereunder.

         5.2 Execution, Delivery; Valid and Binding Agreements. This Agreement has been duly executed and delivered by Management Stockholder, and constitutes, and the other agreements contemplated hereby to which Management Stockholder is a party, when executed and delivered by Management Stockholder in accordance with the terms thereof shall each constitute, a valid and binding obligation of Management Stockholder, enforceable in accordance with its terms, subject to the effect of bankruptcy, or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

         5.3 No Breach. The execution and delivery by Management Stockholder of this Agreement and the other agreements contemplated hereby to which Management Stockholder is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by Management Stockholder, does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in the creation of any lien upon Management Stockholder's assets or encumbrance upon Management Stockholder's Contributed Stock pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, any law, statute, rule or regulation to which Management Stockholder is subject, or any organizational document, agreement, instrument, order, judgment or decree to which Management Stockholder is subject.

         5.4 Title to Coinmach Laundry Stock. Management Stockholder is the record and beneficial owner of the shares of Contributed Stock shown on Schedule A attached hereto. On the Closing Date, Management Stockholder shall transfer to the Company good and marketable title to such shares of Contributed Stock, free and clear of all liens or other encumbrances of any kind. Except for the shares of stock shown on Schedule A attached hereto, Management Stockholder owns no other shares of CLC Common Stock, AWA Common Stock or CLC Preferred Stock and is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the acquisition or disposition of any capital stock of Coinmach Laundry (other than this Agreement and the CLC Equity Purchase Agreements).

Management Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Coinmach Laundry, Appliance Warehouse or the Company.

         5.5 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Management Stockholder's knowledge, threatened against or affecting Management Stockholder, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Management Stockholder's performance under this Agreement, the other agreements contemplated hereby to which Management Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

         5.6 Brokerage. There are no claims for brokerage, commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Management Stockholder. Management Stockholder shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5.7 Issued Entirely for Own Account. The Common Units and Class C Preferred Units to be issued to Management Stockholder are for investment for Management Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Management Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Management Stockholder further represents that Management Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Units or Class C Preferred Units.

         5.8 Disclosure of Information. Management Stockholder acknowledges that he or she is aware of the Company's business affairs and financial condition and has received all the information Management Stockholder considers necessary or appropriate for deciding whether to acquire the Common Units and Class C Preferred Units. Management Stockholder further represents that he or she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Common Units or Class C Preferred Units, and the business, properties, prospects and financial condition of the Company.

         5.9 Investment Experience. Management Stockholder acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that Management Stockholder is capable of evaluating the merits and risks of an investment in Common Units and Class C Preferred Units hereunder.

         5.10 Restricted Securities. Management Stockholder acknowledges that the Common Units and Class C Preferred Units have not been registered under the Securities Act, are deemed to constitute "restricted securities" under Rule 701 and Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and qualification is available. Management Stockholder further acknowledges that the Company is under no obligation to register the Common Units or Class C Preferred Units.

         5.11 Resales of Restricted Securities. Management Stockholder acknowledges that he or she is familiar with the provisions of Rule 701 and Rule 144 under the Securities Act, which Rules, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Management Stockholder understands that if the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Management Stockholder will not be able to resell the Common Units or Class C Preferred Units under Rule 701 (i) until at least ninety (90) days after the Company became subject to such reporting requirements (or any longer stand-off period, as discussed below, may require) and (ii) unless such resale satisfies those provisions of Rule 144 that are specified in Rule 701(g)(3). Even if the Company is not subject to such reporting requirements, the Common Units and Class C Preferred Units may be resold in certain limited circumstances subject to satisfaction of all of the applicable provisions of Rule 144. Management Stockholder further acknowledges that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required in order to resell the Common Units or Class C Preferred Units. Management Stockholder understands that no assurances can be given that any such registration will be made or any such exemption will be available in such event.

         5.12 Legends. Management Stockholder acknowledges and understands that all certificates representing Common Units or Class C Preferred Units shall have endorsed thereon the legend described in Section 4.5 hereof and such other appropriate legends reflecting any other restrictions pursuant to the LLC Agreement, bylaws, this Agreement and/or applicable securities laws.

         5.13 Stop-Transfer Instructions. Management Stockholder agrees that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, Management Stockholder will not sell or otherwise Transfer or dispose of any Common Units, Class C Preferred Units or other securities of the Company during such stand-off period (not to exceed one-hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act) as may be requested by the Company or representatives of the underwriters. Management Stockholder further agrees that the Company may impose stop-transfer instructions with respect to the Common Units or Class C Preferred Units and any other of Management Stockholder's securities that are subject to the foregoing restrictions until the end of such period.

         5.14 Invalid Transfers. Management Stockholder acknowledges and agrees that the Company shall not be required (i) to transfer on its books any Common Units or Class C Preferred Units that have been sold or otherwise Transferred in violation of any of the representations, warranties, agreements or other provisions contained in this Agreement or any other agreement between the Company and Management Stockholder, or (ii) in any such event, to treat as owner of such Common Units or Class C Preferred Units, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Units or Class C Preferred Units shall have been so Transferred.

         5.15 Closing Date. All of the representations and warranties of Management Stockholder contained in this Section 5 and elsewhere in this Agreement, and all information delivered by Management Stockholder in any schedule or attachment hereto or in any writing delivered by Management Stockholder to the Company, are true and correct on the date of this Agreement and will be true and correct on the Closing Date, except to the extent that Management Stockholder shall have advised the Company otherwise in writing prior to the Closing.

         Section 6. Representations and Warranties of the Company. As a material inducement to Management Stockholder to enter into this Agreement and make the Management Stock Contribution, the Company hereby represents and warrants to Management Stockholder that:

         6.1 Organization and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         6.2 Authorization; No Breach. The execution, delivery and performance of this Agreement and the Amended EPP Documents (collectively, the "Transaction Documents") have been duly authorized by the Company. Each Transaction Document constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Transaction Documents, the issuance of the Common Units and Class C Preferred Units hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's Units or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the LLC Agreement, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

         6.3 Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement shall be true and correct in all material respects on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

         Section 7. Escrow of Restricted Securities; Certain Matters Regarding the Escrow Agent.

         7.1 For so long as Common Units or Class C Preferred Units held by Management Stockholder are subject to the terms of the Amended CLC Security Agreement, Management Stockholder irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing such Common Units or Class C Preferred Units to be held by the Escrow Agent hereunder. Management Stockholder hereby irrevocably constitutes and appoints the Escrow Agent as Management Stockholder's attorney-in-fact and agent for the term of the escrow arrangement created hereunder to execute with respect to such Common Units or Class C Preferred Units all documents necessary or appropriate to make such Common Units or Class C Preferred Units negotiable and to complete any transaction herein contemplated.

         7.2 The Escrow Agent is a party to this Agreement only for the purpose of the escrow instructions contained herein. The duties of the Escrow Agent hereunder are limited to those expressly set forth herein, and may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys shall be conclusive evidence of such good faith.

         7.3 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         7.4  If  the  Escrow  Agent   reasonably   requires  other  or  further
instruments in connection with the instructions contained in this Agreement, the necessary parties hereto shall join in furnishing such instruments.

         7.5 The responsibilities of the Escrow Agent hereunder shall terminate if the Escrow Agent ceases to be an officer or agent of the Company or any of its Subsidiaries or if the Escrow Agent resigns by written notice to the Company. Upon such termination, the Company shall appoint a successor Escrow Agent. If at the time of such termination, the Escrow Agent has in its possession any documents, securities or other property belonging to, and then deliverable to Management Stockholder, it shall deliver all of the same to Management Stockholder and shall be discharged of all further obligations under this Agreement.

         7.6 In the event of any dispute with respect to the delivery and/or ownership or right of possession of the Common Units or Class C Preferred Units held by the Escrow Agent hereunder, the Company and Management Stockholder authorize and direct the Escrow Agent to retain in its possession without liability to anyone all or any part of such Common Units or Class C Preferred Units until settlement of such disputes by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty to institute or defend any such proceedings.

         7.7 The Escrow Agent shall be entitled to employ such legal counsel as it deems reasonably necessary with respect to the obligations of the Escrow Agent hereunder, and may rely upon the advice of such counsel.

         7.8 The Escrow Agent shall not be liable for the outlawing of any rights under the statute of limitations with respect to the escrow instructions contained herein.

         7.9  Notwithstanding  any permitted Transfer of Restricted  Securities,
(i) no  Restricted  Securities  shall be released by the Escrow Agent under this
Section 7 until such time that all of Management Stockholder's obligations under the Amended CLC Security Agreement are satisfied in full and (ii) no such Transfer shall release Management Stockholder from, or modify or alter in any manner any obligation of Management Stockholder under, the Amended CLC Promissory Note.

         Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" of a Person means any direct or indirect general or limited partner or member of such Person, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Person, and will include, without limitation, its owners and employees.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Amended CLC Promissory Note" has the meaning set forth in the thirteenth recital paragraph hereto.

         "Amended CLC Security Agreement" has the meaning set forth in the fifteenth recital paragraph hereto.

         "Amended EPP Documents" has the meaning set forth in the fifteenth recital paragraph hereto.

         "Appliance Warehouse" has the meaning set forth in the third recital paragraph hereto.

         "Authorization Date" has the meaning set forth in Section 4.2 hereto.

         "Available Units" has the meaning set forth in Section 3.4 hereto.

         "AWA Common Stock" has the meaning set forth in the sixteenth recital paragraph hereto.

         "AWA Common Stock Dividend" has the meaning set forth in the sixteenth recital paragraph hereto.

         "Board" means the Board of Directors of the Company.

         "Cause" means (i) a material breach by Management Stockholder of any agreement with any member of the Coinmach Group (after notice and reasonable opportunity to cure), (ii) a breach of Management Stockholder's duty of loyalty to any member of the Coinmach Group or any of its Subsidiaries or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to any member of the Coinmach Group or any of their securityholders, customers or suppliers, (iii) the commission by Management Stockholder of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, any member of the Coinmach Group, (iv) Management Stockholder's continued failure or refusal to perform any material duty to any member of the Coinmach Group which is normally attached to his position (after notice and reasonable opportunity to cure), (v) Management Stockholder's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure) or (vi) any breach of
Section 2, Section 3(a) or Section 3(b) of the Employment Agreement. For purposes of this Agreement, "Management Stockholder's duty of loyalty to any member of the Coinmach Group" shall include Management Stockholder's fiduciary obligation to place the interests of any member of the Coinmach Group ahead of his personal interests and thereby not knowingly profit personally at the expense of any member of the Coinmach Group, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest Management Stockholder may have with respect to any member of the Coinmach Group, and the negative obligations not to usurp corporate opportunities of any member of the Coinmach Group, not to engage in any "conflict-of-interest" transactions with any member of the Coinmach Group (without the approval of the Board), and not to compete directly with any member of the Coinmach Group (without the approval of the Board).

         "Class A Preferred Units" means Units having the rights and obligations of Class A Preferred Units set forth in the LLC Agreement.

         "Class C Preferred Units" means Units having the rights and obligations of Class C Preferred Units set forth in the LLC Agreement.

         "CLC Common Equity Purchase Agreement" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC Common Stock" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC Equity Participation Program" has the meaning set forth in the seventh recital paragraph hereto.

         "CLC Equity Purchase Agreements" has the meaning set forth in the eighth recital paragraph hereto.

         "CLC Preferred Equity Purchase Agreement" has the meaning set forth in the eighth recital paragraph hereto.

         "CLC Preferred Stock" has the meaning set forth in the eighth recital paragraph hereto.

         "CLC Promissory Note" has the meaning set forth in the twelfth recital paragraph hereto.

         "CLC Security Agreement" has the meaning set forth in the fourteenth recital paragraph hereto.

         "CLC Stock Assignment" has the meaning set forth in the tenth recital paragraph hereto.

         "Closing" has the meaning set forth in Section 1.5 hereto.

         "Closing Date" means March 6, 2003, or such other date as an officer of the Company or any of its Subsidiaries shall determine.

         "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor statute.

         "Coinmach Corporation" has the meaning set forth in the second recital hereto.

         "Coinmach Group" means the Company, its Subsidiaries and each of their Affiliates.

         "Coinmach Laundry" has the meaning set forth in the first recital hereto.

         "Coinmach Registration Agreement" means the Registration Agreement, by and among CLC Acquisition Corporation, Management Stockholder and each of the other parties thereto, dated as of July 5, 2000.

         "Coinmach Stockholders Agreement" means the Stockholders Agreement, by and among CLC Acquisition Corporation, Management Stockholder and each of the other parties thereto, dated as of July 5, 2000.

         "Common Units" means Units having the rights and obligations of Common Units set forth in the LLC Agreement.

         "Company" has the meaning set forth in the preamble hereto.

         "Contributed Stock" has the meaning set forth in the last recital paragraph hereto.

         "Date of Termination" means the first day occurring on or after the date hereof on which Management Stockholder ceases to be an Employee of the Company or any Subsidiary of the Company, regardless of the reason for such cessation, provided that Management Stockholder's cessation as an Employee shall not be deemed to occur by reason of a transfer of Management Stockholder between the Company and a Subsidiary of the Company or between two Subsidiaries of the Company; and provided further that Management Stockholder's cessation as an Employee shall not be deemed to occur by Management Stockholder's being on a leave of absence from the Company or a Subsidiary of the Company approved by Management Stockholder's employer. If, as a result of a sale or other transaction, the Subsidiary of the Company for whom Management Stockholder is employed ceases to be a Subsidiary of the Company (and the entity for whom Management Stockholder is employed is or becomes an entity that is separate from the Company), and Management Stockholder is not, at the end of the

30-day period following the transaction, an Employee of the Company or an entity that is then a Subsidiary of the Company, then the occurrence of such transaction shall be treated as Management Stockholder's Date of Termination caused by Management Stockholder being discharged by the entity for whom Management Stockholder is employed.

         "Dividend Payment Notice" has the meaning set forth in Section 2.5 hereto.

         "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary of the Company.

         "Employment Agreement" means that certain Employment Agreement, dated as of July 1, 1995, by and between Coinmach Corporation (successor-in-interest to Solon Automated Services, Inc., a Delaware corporation) and Management Stockholder.

         "EPP Common Stock" has the meaning set forth in the seventh recital paragraph hereto.

         "EPP Preferred Stock" has the meaning set forth in the eighth recital paragraph hereto.

         "Escrow Agent" means Robert M. Doyle or such other executive officer or agent of the Company or any of its Subsidiaries as determined by the Company from time to time.

         "Excess" has the meaning set forth in Section 3.8 hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exempt Transfer" has the meaning set forth in Section 4.1 hereto.

         "Family Members" means Management Stockholder's spouse and/or lineal descendants, a trust for the sole benefit of Management Stockholder and/or Management Stockholder's spouse or lineal descendants or upon Management Stockholder's death, Management Stockholder's estate.

         "Fair Market Value". For purposes of determining the "Fair Market Value" of any Restricted Security as of any date, the following rules shall apply:

                  (i) If, at that time, the principal market for the Restricted Security is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of such Restricted Security on that date on the principal exchange or market on which such Restricted Security is then listed or admitted to trading;

                  (ii) If, at that time, the sale prices are not available or the principal market for the Restricted Security is not a national securities exchange and such Restricted Security is not quoted on the Nasdaq stock market, then the "Fair Market Value" shall be the average between the highest bid and lowest asked prices for such Restricted Security on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service;

                  (iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Restricted Security shall be determined as of the next earlier business day; and

                  (iv) If, in accordance with rules established by the Board, a determination of "Fair Market Value" is required as of any date and, as of that date, paragraphs (i) and (ii) next above are inapplicable for reasons other than those specified in paragraph (iii) next above, then the "Fair Market Value" as of that date shall be determined by the Board in its reasonable discretion or by such other Person designated by the Board;

provided, however, that notwithstanding any other paragraph in this definition to the contrary, the Fair Market Value for any Preferred Unit shall be equal to the unpaid yield and unreturned capital of such Unit.

         "Fully Diluted Basis" means, without duplication, (i) all Common Units outstanding at the time of determination plus (ii) all Common Units issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

         "GTCR" means GTCR-CLC, LLC or any Affiliate thereof.

         "Instrument of Transfer" has the meaning set forth in the eleventh recital paragraph hereto.

         "Investors" means, collectively, GTCR, Filbert Investment Pte Ltd, the TCW/Crescent Purchasers, and each of their transferees.

         "Investor Repurchase Notice" has the meaning set forth in Section 3.5 hereto.

         "LLC Agreement" means the Limited Liability Company Agreement, by and among the Company and its members, dated as of the Closing Date.

         "LLC Registration Agreement" has the meaning set forth in Section 2.2 hereto.

         "LLC  Securityholders  Agreement"  has the meaning set forth in Section
2.3 hereto.

         "Management Repurchase Notice" has the meaning set forth in Section 3.4 hereto.

         "Management  Stock  Contribution"  has the meaning set forth in Section
1.2 hereto.

         "Management Stockholder" has the meaning set forth in the preamble hereto.

         "Noncompete Breach" has the meaning set forth in Section 3.1 hereto.

         "Non-EPP Common Stock" has the meaning set forth in the fifth recital paragraph hereto.

         "Non-EPP Preferred Stock" has the meaning set forth in the sixth recital paragraph hereto.

         "Original Cost" means, (i) with respect to each Common Unit, $.10 per Unit, and (ii) with respect to each Preferred Unit, $1,000 per Unit (in each case as proportionately adjusted for all subsequent securities splits, dividends and other recapitalizations).

         "Other Senior Managers" means Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means a sale in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar or successor form) of Common Units (or other shares of equity interests into which such Common Units may be exchanged or converted) approved by the Board.

         "Public Sale" means (i) any sale pursuant to a Public Offering or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

         "Repurchase Notice" has the meaning set forth in Section 3.3 hereto.

         "Repurchase Option" has the meaning set forth in Section 3.1 hereto.

         "Restricted Securities" means, at any time, (i) all Common Units and Class C Preferred Units then held by Management Stockholder or a Family Member, and (ii) all equity securities of the Company issued or issuable directly or indirectly with respect to such Units in connection with a combination of Units, dividend, recapitalization, merger, consolidation, reorganization or otherwise. In addition, Restricted Securities shall continue to be Restricted Securities in the hands of any holder (except to the extent such holder is the Company, any Investor or a transferee in a Public Sale consummated in accordance with this Agreement or the LLC Securityholders Agreement), and except as otherwise provided herein, each such holder of Restricted Securities shall succeed to all rights and obligations attributable to Management Stockholder as a holder of Restricted Securities hereunder.

         "Sale Notice" has the meaning set forth in Section 4.2 hereto.

         "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination or sale or Transfer of the Company's equity or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. Reference to any "Subsidiary" of the Company shall be given effect only at such times as the Company has one or more Subsidiaries.

         "Supplemental  Investor Repurchase Notice" has the meaning set forth in
Section 3.5 hereto.

         "Supplemental Management Repurchase Notice" has the meaning set forth in Section 3.4 hereto.

         "Termination" has the meaning set forth in Section 3.1 hereto.

         "Transaction  Documents"  has the  meaning  set  forth in  Section  6.2 hereto.

         "TCW/Crescent Purchasers" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leverage Income Trust, L.P., a Delaware limited partnership, and TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, any of their Affiliates or any holder of Units for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager (each individually a "TCW/Crescent Purchaser").

         "Transfer" has the meaning set forth in Section 4.1 hereto.

         "Units" has the meaning set forth in the LLC Agreement.

         "Unvested  Common  Units"  has the  meaning  set forth in  Section  1.3 hereto.

         "Unvested Shares" has the meaning set forth in the CLC Common Equity Purchase Agreement.

         "Vested Common Units" has the meaning set forth in Section 1.3 hereto.

         "Vested Shares" has the meaning set forth in the CLC Common Equity Purchase Agreement.

         Section 9.  Miscellaneous.

         9.1 Survival of Representations and Warranties. All of the representations and warranties set forth in this Agreement or in any writing delivered by the Company or Management Stockholder in connection with this
Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation, inquiry or examination made by or on behalf of or any knowledge of any party or on its behalf or the acceptance by any party of a certificate or opinion).

         9.2 Termination of Existing Agreements. Management Stockholder and Coinmach Laundry hereby agree and acknowledge that, effective as of the Closing Date, the Coinmach Stockholders Agreement, the Coinmach Registration Agreement and the CLC Equity Purchase Agreements are hereby terminated in their entirety and shall be of no further force or effect.

         9.3 Remedies. Management Stockholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which Management Stockholder has been granted at any time under any other agreement or contract and all of the rights which Management Stockholder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         9.4 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Management Stockholder. No other course of dealing between the Company and Management Stockholder or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such Person.

         9.5 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective permitted successors, assigns, heirs, executors and administrators of the parties hereto whether so expressed or not; provided, however, that Management Stockholder may not assign its rights hereunder without the prior written consent of the Company.

         9.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         9.8 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         9.9 Further Assurances. Management Stockholder will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Company may reasonably request to effect, consummate, confirm or evidence the transfer to the Company of the Contributed Stock and any other transactions contemplated hereby.

         9.10 Governing Law. The Delaware Limited Liability Company Act shall govern all issues concerning the relative rights of the Company and the holders of its Common Units and Class C Preferred Units. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         9.11 Entire Agreement; Amendment. This Agreement between the Company and Management Stockholder constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         9.12 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation of this section being untrue.

         9.13 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Management Stockholder at the address set forth on the signature page hereto and to the Company at the address indicated below:

             Coinmach Holdings, LLC
             c/o Coinmach Laundry Corporation
             521 East Morehead Street
             Suite 590
             Charlotte, NC  28202
             Attention: Stephen R. Kerrigan
             with copies, which will not constitute notice to the Company, to:
             ----------------------------------------------------------------

             GTCR-CLC, LLC
             c/o GTCR Golder Rauner, L.L.C.
             Sears Tower
             Chicago, IL 60606-6402
             Attention:   David A. Donnini

             Kirkland & Ellis
             200 East Randolph Drive
             Chicago, IL 60601
             Attention:  Stephen L. Ritchie, P.C.

             Mayer, Brown, Rowe & Maw
             1675 Broadway
             New York, NY 10019
             Attention:   Ronald S. Brody

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                *  *  *  *  *

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

                                        COINMACH HOLDINGS, LLC


                                        By:   /S/ ROBERT M. DOYLE
                                           -------------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer


                                        MANAGEMENT STOCKHOLDER:


                                         /S/ MICHAEL E. STANKY
                                        ---------------------------------------
                                        Michael E. Stanky


                                        Address:
                                        2206 Somerset
                                        Midlothian, TX 76065

                                        For purposes of Section 9.2 only:

                                        COINMACH LAUNDRY CORPORATION



                                        By:  /S/ ROBERT M. DOYLE
                                           -------------------------------------
                                           Name:  Robert M. Doyle
                                           Title: Chief Financial Officer


ESCROW AGENT:


 /S/ ROBERT M. DOYLE
--------------------------
Name: Robert M. Doyle
Title: Secretary

                                                                      SCHEDULE A

    MANAGEMENT STOCKHOLDER SCHEDULE OF CONTRIBUTED STOCK EXCHANGED FOR UNITS

-------------------------------------------  --------------------------------
            Contributed Stock                          Units
-------------------------------------------  --------------------------------

2,058,122 shares of CLC Common Stock         2,058,122 Common Units
123.132404 shares of AWA Common Stock
-------------------------------------------  --------------------------------

367.54 shares of CLC Preferred Stock         367.54 Class C Preferred Units
-------------------------------------------  --------------------------------

                                                                       EXHIBIT A

                         FORM OF DIVIDEND PAYMENT NOTICE



                                        [        ], 2003


Coinmach Holdings, LLC
c/o Coinmach Laundry Corporation
521 East Morehead Street
Suite 590
Charlotte, NC  28202
Attn: Stephen R. Kerrigan

              Re: Dividend Payment Notice authorizing Coinmach Laundry Corporation to pay to Coinmach Holdings all of the AWA Common Stock beneficially owned by Management Stockholder pursuant to the AWA Common Stock Dividend
                   -----------------------------------------------------


Ladies and Gentlemen:

         Pursuant to Section 2.5 of that certain Contribution Agreement, dated as of the date hereof (the "Contribution Agreement"), by and between the undersigned (the "Management Stockholder"), and Coinmach Holdings, LLC, a Delaware limited liability company ("Coinmach Holdings"), Management Stockholder hereby directs and authorizes Coinmach Laundry Corporation, a Delaware corporation, to pay to Coinmach Holdings all of the AWA Common Stock to which Management Stockholder is entitled pursuant to the AWA Common Stock Dividend on the Closing Date. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Contribution Agreement.

         Management Stockholder has caused this Dividend Payment Notice to be executed and delivered as of the date first above written.




                                                [Management Stockholder]


                                                --------------------------------